Exhibit 99.1

Date:	October 27, 2020	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS THIRD QUARTER 2020
EARNINGS PER DILUTED SHARE OF $1.96 AND
ADJUSTED EARNINGS PER DILUTED SHARE OF $2.30
•Q3 net sales -8% (organic -8%)
•Q3 diluted EPS of $1.96; adjusted diluted EPS of $2.30
◦Includes restructuring and related investment ($0.07)
•Year to date free cash flow of $404 million, up 29% year-over-year
•Raising FY20 diluted EPS guidance to $6.30-$6.45; adjusted EPS of $7.45-$7.60
SHELTON, CT. (October 27, 2020) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the third quarter ended September 30, 2020.
"Hubbell delivered another quarter of operating margin expansion and robust free cash flow generation, with strength in Electrical T&D driven by secular grid modernization trends partially offsetting continued softness in most other end markets,” said Gerben W. Bakker, President and Chief Executive Officer. “We continue to effectively manage through significant economic uncertainty by focusing on what we can control, and our ongoing operational transformation is producing sustainable productivity savings. These benefits, along with lower operating expenses and execution on price/cost, drove margin expansion in the quarter despite volume declines. Additionally, we again generated robust cash flow in the quarter and expect to deliver approximately $550 million in free cash flow for the full year.”

Mr. Bakker continued, “Grid hardening and modernization initiatives, along with ongoing renewable energy trends, drove strength in demand for T&D components and led to high single digit organic growth in our Power Systems business. Power Systems volumes also benefited from increased storm activity, which we estimate contributed approximately 4 points to year-over-year volume growth in the third quarter. As anticipated, Aclara revenues continued to be affected by regulatory restrictions on certain project deployments and installations as a result of the COVID-19 pandemic, although these headwinds moderated as the third quarter progressed. While our Electrical volumes improved sequentially relative to the second quarter, these end markets continued to face broad-based weakness as expected. Residential lighting markets were a notable exception, with double-digit organic growth in the quarter driven by strength in e-commerce and retail channels.”

Mr. Bakker concluded, “Hubbell’s third quarter results demonstrate strong execution in an uncertain environment. While we remain cautious in our near-term volume outlook, we see continued runway for operational improvement ahead of us, and are confident in Hubbell's ability to drive consistent and differentiated performance. Our high quality portfolio of electrical and utility solutions with strong brand value and best in class reliability positions us well for long-term success."

Certain terms used in this release, including "Net debt", "Free Cash Flow", "Organic net sales", "Organic growth", "Restructuring-related costs", "EBITDA", and certain "adjusted" measures, are defined under the section entitled "Non-GAAP Definitions." See page 8 for more information.

THIRD QUARTER FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on third quarter results in 2020 and 2019.
Electrical segment net sales in the third quarter of 2020 was $591 million compared to $689 million reported in the third quarter of 2019. Organic sales declined 14% in the quarter while the net impact of acquisitions and divestitures was neutral. Operating income was $71 million, or 11.9% of net sales, compared to $90 million, or 13.1% of net sales in the same period of 2019. Adjusted operating income was $76 million, or 12.9% of net sales, in the third quarter of 2020 as compared to $96 million, or 13.9% of net sales in the same period of the prior year. The decreases in operating income and operating margin were primarily due to lower volumes, partially offset by productivity savings from restructuring and footprint optimization initiatives, lower operating expenses, and price realization in excess of material costs.
Utility Solutions segment net sales in the third quarter of 2020 increased 0.5% to $517 million compared to $515 million reported in the third quarter of 2019. Organic sales were approximately flat compared to the third quarter of 2019, with acquisitions contributing approximately 1% growth and foreign exchange a modest headwind. Power Systems sales increased 9% and Aclara sales declined by 16%. Operating income was $92 million, or 17.8% of net sales, compared to $83 million, or 16.1% of net sales in the same period of 2019. Adjusted operating income was $105 million, or 20.3% of net sales, in the third quarter of 2020 as compared to $95 million, or 18.4% of net sales in the same period of the prior year. Increases in operating income and operating margin were primarily due to price realization in excess of material costs, lower operating expenses and positive mix.
Adjusted third quarter 2020 results exclude $0.25 of amortization of acquisition-related intangible assets as well as $0.09 due to a pension settlement charge. Adjusted third quarter 2019 results exclude $0.24 of amortization of acquisition-related intangible assets, as well as a $0.37 gain on divestiture of our Haefely high voltage test business and a $0.09 investment loss recorded in other expense.
Net cash provided from operating activities was $152 million in the third quarter of 2020 versus $176 million in the comparable period of 2019. Free cash flow was $135 million in the third quarter of 2020 versus $151 million reported in the comparable period of 2019.

SUMMARY & OUTLOOK
For the full year 2020, Hubbell now anticipates earnings per diluted share in the range of $6.30-$6.45 and adjusted diluted earnings per share ("Adjusted EPS") in the range of $7.45-$7.60. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.00 for the full year. The Company believes Adjusted EPS is a useful measure of underlying performance in light of our acquisition strategy.
The earnings per share and adjusted earnings per share ranges are based on an adjusted tax rate of 22-23% and continue to include approximately $0.40 per share of anticipated restructuring and related investment. The ranges also incorporate the impact of a previously completed divestiture and previously completed acquisitions, the net of which is expected to be a modest tailwind to 2020 adjusted EPS. The Company expects free cash flow to be approximately $550 million in 2020.

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its third quarter 2020 financial results today, October 27, 2020 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays of the recorded conference call will be available after the call and can be accessed two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode 7616809. The replay will remain available until November 27, 2020 at 11:59 p.m. ET. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, continued opportunity for operational improvement, our ability to drive consistent and differentiated performance, the impact of our high quality portfolio of electrical solutions and utility solutions with strong brand value and best in class reliability, and anticipated effects of the COVID-19 pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, end markets, results of operations and financial condition and anticipated actions to be taken by management to sustain the Company during the economic uncertainty caused by the pandemic and related governmental and business actions, and our projected financial results set forth in “Summary & Outlook” above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking, including those regarding the adverse impact of the COVID-19 pandemic on the Company’s end markets. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: our ability to effectively execute our business plan in light of the COVID-19 pandemic; the effectiveness of the actions that we take to address the effects of the COVID-19 pandemic; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of tariffs and other trade actions taken by the U.S. and other countries; changes in product sales prices and material costs; expected benefits of productivity improvements and cost reduction actions; effects of unfavorable foreign currency exchange rates; the impact of U.S. tax reform legislation; general economic and business conditions; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the sale of the Haefely business; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is a global manufacturer of quality electrical products and utility solutions for a broad range of applications in the Electrical and Utility Solutions segments. With 2019 revenues of $4.6 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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NON-GAAP DEFINITIONS
References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures are non-GAAP measures, and include adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, adjusted net income attributable to Hubbell, adjusted earnings per diluted share, and adjusted EBITDA. These non-GAAP measures exclude, where applicable:
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization associated with those acquisitions. The intangible assets associated with our business acquisitions arise from the allocation of the purchase price using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations.” These assets consist primarily of customer relationships, developed technology, trademarks and tradenames, and patents, as reported in Note 6—Goodwill and Other Intangible Assets, under the heading “Total Definite-Lived Intangibles,” within the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for Fiscal Year Ended December 31, 2019. The Company excludes these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted net income attributable to Hubbell Incorporated.
•A gain recognized in the third quarter of 2019 from the disposition of a business,
•An investment loss recognized in the third quarter of 2019 and reporting within Other income (expense), net in the Condensed Consolidated Statement of Income,
•Pension charges including a settlement charge in the third quarter of 2020 and a multi-employer pension charge in the second quarter of 2019 to recognize certain additional liabilities associated with the Company's participation and withdrawal from a multi-employer pension plan.
•Income tax effects of the above adjustments which are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction, unless otherwise noted.

Adjusted EBITDA is a non-GAAP measure that excludes the items noted above and also excludes the Other income (expense), net, Interest expense, net, and Provision for income taxes captions of the Condensed Consolidated Statement of Income, as well as depreciation and amortization expense.
Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.
Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.
In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.
Organic net sales, a non-GAAP measure, represent net sales according to U.S. GAAP, less net sales from acquisitions and divestitures during the first twelve months of ownership or divestiture, respectively, less the effect of fluctuations in net sales from foreign currency exchange. The period-over-period effect of fluctuations in net sales from foreign currency exchange is calculated as the difference between local currency net sales of the prior period translated at the current period exchange rate as compared to the same local currency net sales translated at the prior period exchange rate. We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. When comparing net sales growth between periods excluding the effects of acquisitions, business dispositions and currency exchange rates, those effects are different when comparing results for different periods. For example, because net sales from acquisitions are considered inorganic from the date we complete an acquisition through the end of the first year following the acquisition, net sales from such acquisition are reflected as organic net sales thereafter.

There are limitations to the use of non-GAAP measures. Non-GAAP measures do not present complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported GAAP financial results, and should be viewed in conjunction with the most comparable GAAP financial measures and the provided reconciliations thereto. We believe, however, that these non-GAAP financial measures, when viewed together with our GAAP results and related reconciliations, provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables below.

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$1,108.6	$1,204.0	$3,148.1	$3,487.7
Cost of goods sold	779.0	842.0	2,224.5	2,461.0
Gross profit	329.6	362.0	923.6	1,026.7
Selling & administrative expenses	166.7	189.1	510.4	566.0
Operating income	162.9	172.9	413.2	460.7
Operating income as a % of Net sales	14.7%	14.4%	13.1%	13.2%
Gain on disposition of business	—	21.7	—	21.7
Pension charge	(6.6)	—	(6.6)	(22.9)
Interest expense, net	(15.0)	(17.0)	(45.8)	(51.7)
Other income (expense), net	(2.3)	(9.6)	(8.9)	(18.2)
Total other expense, net	(23.9)	(4.9)	(61.3)	(71.1)
Income before income taxes	139.0	168.0	351.9	389.6
Provision for income taxes	30.4	35.4	78.5	85.3
Net income	108.6	132.6	273.4	304.3
Less: Net income attributable to noncontrolling interest	1.5	1.9	3.1	5.3
Net income attributable to Hubbell Incorporated	$107.1	$130.7	$270.3	$299.0
Earnings Per Share:
Basic	$1.97	$2.40	$4.97	$5.48
Diluted	$1.96	$2.38	$4.95	$5.45
Cash dividends per common share	$0.91	$0.84	$2.73	$2.52

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$269.2	$182.0
Short-term investments	9.0	14.2
Account receivable (net of allowances of $14.7 and $7.7)	711.4	683.0
Inventories, net	584.9	633.0
Other current assets	65.9	62.0
TOTAL CURRENT ASSETS	1,640.4	1,574.2
Property, plant and equipment, net	485.3	505.2
Investments	60.4	55.7
Goodwill	1,813.4	1,811.8
Other intangible assets, net	724.0	781.5
Other long-term assets	153.6	174.6
TOTAL ASSETS	$4,877.1	$4,903.0
LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$21.9	$65.4
Accounts payable	387.6	347.7
Accrued salaries, wages and employee benefits	78.8	101.5
Accrued insurance	72.2	68.1
Other accrued liabilities	232.2	262.2
TOTAL CURRENT LIABILITIES	792.7	844.9
Long-term debt	1,436.3	1,506.0
Other non-current liabilities	617.1	591.6
TOTAL LIABILITIES	2,846.1	2,942.5
Hubbell Incorporated Shareholders’ Equity	2,016.8	1,947.1
Noncontrolling interest	14.2	13.4
TOTAL EQUITY	2,031.0	1,960.5
TOTAL LIABILITIES AND EQUITY	$4,877.1	$4,903.0

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities
Net income attributable to Hubbell Incorporated	$270.3	$299.0
Depreciation and amortization	117.0	111.1
Stock-based compensation expense	20.0	13.5
Gain on disposition of business	—	(21.7)
Pension charge	6.6	22.9
Provision for bad debt expense	8.3	0.8
Deferred income taxes	(4.3)	(2.9)
Accounts receivable, net	(42.1)	(67.5)
Inventories, net	45.1	(23.4)
Accounts payable	45.0	30.6
Current liabilities	(44.8)	(2.4)
Contributions to defined benefit pension plans	(2.8)	(0.3)
Other, net	37.3	25.4
Net cash provided by operating activities	455.6	385.1
Cash Flows From Investing Activities
Capital expenditures	(51.7)	(72.6)
Proceeds from disposal of business, net of cash	—	33.4
Acquisition of businesses, net of cash acquired	(2.0)	(5.0)
Net change in investments	2.2	5.9
Other, net	5.1	3.8
Net cash used in investing activities	(46.4)	(34.5)
Cash Flows From Financing Activities
Long-term debt issuance (repayment), net	(106.3)	(18.8)
Short-term debt borrowings (repayments), net	(9.0)	(26.6)
Payment of dividends	(148.2)	(137.1)
Repurchase of common stock	(41.3)	(35.0)
Other, net	(11.3)	(20.2)
Net cash (used) provided by financing activities	(316.1)	(237.7)
Effect of exchange rate changes on cash and cash equivalents	(5.9)	(1.9)
Increase in cash and cash equivalents	87.2	111.0
Cash and cash equivalents
Beginning of period	182.0	189.0
End of period	$269.2	$300.0

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Net income attributable to Hubbell (GAAP measure)	$107.1	$130.7	(18)%	$270.3	$299.0	(10)%
Amortization of acquisition-related intangible assets	18.5	17.5		56.6	53.8
Gain on disposition of business	—	(21.7)		—	(21.7)
Pension charge	6.6	—		6.6	22.9
Loss on investment	—	5.0		—	5.0
Total pre-tax adjustments to net income	$25.1	$0.8		$63.2	$60.0
Income tax effects	6.3	3.2		15.9	18.2
Adjusted Net Income	$125.9	$128.3	(2)%	$317.6	$340.8	(7)%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$107.1	$130.7		$270.3	$299.0
Less: Earnings allocated to participating securities	(0.4)	(0.5)		(1.0)	(1.2)
Net income available to common shareholders (GAAP measure) [a]	$106.7	$130.2	(18)%	$269.3	$297.8	(10)%

Adjusted Net Income	$125.9	$128.3		$317.6	$340.8
Less: Earnings allocated to participating securities	(0.5)	(0.5)		(1.1)	(1.3)
Adjusted net income available to common shareholders [b]	$125.4	$127.8	(2)%	$316.5	$339.5	(7)%

Denominator:
Average number of common shares outstanding [c]	54.2	54.3		54.1	54.4
Potential dilutive shares	0.3	0.3		0.3	0.3
Average number of diluted shares outstanding [d]	54.5	54.6		54.4	54.7

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.97	$2.40		$4.97	$5.48
Diluted [a] / [d]	$1.96	$2.38	(18)%	$4.95	$5.45	(9)%

Adjusted earnings per diluted share [b] / [d]	$2.30	$2.34	(2)%	$5.81	$6.21	(6)%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$1,108.6	$1,204.0	(8)%	$3,148.1	$3,487.7	(10)%

Operating Income
GAAP measure [b]	$162.9	$172.9	(6)%	$413.2	$460.7	(10)%
Amortization of acquisition-related intangible assets	18.5	17.5		56.6	53.8
Adjusted operating income [c]	$181.4	$190.4	(5)%	$469.8	$514.5	(9)%

Operating margin
GAAP measure [b] / [a]	14.7%	14.4%	+30 bps	13.1%	13.2%	-10 bps
Adjusted operating margin [c] / [a]	16.4%	15.8%	+60 bps	14.9%	14.8%	+10 bps

Electrical segment	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$591.2	$689.3	(14)%	$1,704.4	$2,007.7	(15)%

Operating Income
GAAP measure [b]	$70.6	$90.2	(22)%	$185.7	$246.8	(25)%
Amortization of acquisition-related intangible assets	5.8	5.6		18.0	17.0
Adjusted operating income [c]	$76.4	$95.8	(20)%	$203.7	$263.8	(23)%

Operating margin
GAAP measure [b] / [a]	11.9%	13.1%	-120 bps	10.9%	12.3%	-140 bps
Adjusted operating margin [c] / [a]	12.9%	13.9%	-100 bps	12.0%	13.1%	-110 bps

Utility Solutions segment	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$517.4	$514.7	1%	$1,443.7	$1,480.0	(2)%

Operating Income
GAAP measure [b]	$92.3	$82.7	12%	$227.5	$213.9	6%
Amortization of acquisition-related intangible assets	12.7	11.9		38.6	36.8
Adjusted operating income [c]	$105.0	$94.6	11%	$266.1	$250.7	6%

Operating margin
GAAP measure [b] / [a]	17.8%	16.1%	+170 bps	15.8%	14.5%	+130 bps
Adjusted operating margin [c] / [a]	20.3%	18.4%	+190 bps	18.4%	16.9%	+150 bps

HUBBELL INCORPORATED
Organic Net Sales Growth
(unaudited)
(in millions and percentage change)

Hubbell Incorporated	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	Inc/(Dec)%	2019	Inc/(Dec)%	2020	Inc/(Dec)%	2019	Inc/(Dec)%
Net sales growth (GAAP measure)	$(95.4)	(7.9)	$24.3	2.1	$(339.6)	(9.7)	$150.1	4.5
Impact of acquisitions	11.3	0.9	—	—	33.2	1.0	51.4	1.5
Impact of divestitures	(4.5)	(0.4)	(5.6)	(0.5)	(20.3)	(0.6)	(5.6)	(0.1)
Foreign currency exchange	(3.4)	(0.2)	(3.3)	(0.2)	(11.3)	(0.3)	(15.5)	(0.5)
Organic net sales growth	$(98.8)	(8.2)	$33.2	2.8	$(341.2)	(9.8)	$119.8	3.6

Electrical segment	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	Inc/(Dec)%	2019	Inc/(Dec)%	2020	Inc/(Dec)%	2019	Inc/(Dec)%
Net sales growth (GAAP measure)	$(98.1)	(14.2)	$1.9	0.3	$(303.3)	(15.1)	$13.6	0.7
Impact of acquisitions	4.4	0.6	—	—	12.4	0.6	—	—
Impact of divestitures	(4.5)	(0.6)	(5.6)	(0.8)	(20.3)	(1.0)	(5.6)	(0.2)
Foreign currency exchange	(0.8)	(0.1)	(1.7)	(0.2)	(4.2)	(0.2)	(9.0)	(0.5)
Organic net sales growth	$(97.2)	(14.1)	$9.2	1.3	$(291.2)	(14.5)	$28.2	1.4

Utility Solutions segment	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	Inc/(Dec)%	2019	Inc/(Dec)%	2020	Inc/(Dec)%	2019	Inc/(Dec)%
Net sales growth (GAAP measure)	$2.7	0.5	$22.4	4.6	$(36.3)	(2.5)	$136.5	10.2
Impact of acquisitions	6.9	1.3	—	—	20.8	1.4	51.4	3.8
Impact of divestitures	—	—	—	—	—	—	—	—
Foreign currency exchange	(2.6)	(0.5)	(1.6)	(0.3)	(7.1)	(0.5)	(6.5)	(0.4)
Organic net sales growth	$(1.6)	(0.3)	$24.0	4.9	$(50.0)	(3.4)	$91.6	6.8

HUBBELL INCORPORATED
Adjusted EBITDA
(unaudited)
(in millions)

	Three Months Ended September 30,
	2020	2019	Change
Net income	$108.6	$132.6	(18)%
Provision for income taxes	30.4	35.4
Interest expense, net	15.0	17.0
Other expense, net	2.3	9.6
Depreciation and amortization	39.4	37.4
Pension charge	6.6	—
Gain on disposition of business	—	(21.7)
Subtotal	93.7	77.7
Adjusted EBITDA	$202.3	$210.3	(4)%

	Nine Months Ended September 30,
	2020	2019	Change
Net income	$273.4	$304.3	(10)%
Provision for income taxes	78.5	85.3
Interest expense, net	45.8	51.7
Other expense, net	8.9	18.2
Depreciation and amortization	117.0	111.1
Pension charge	6.6	22.9
Gain on disposition of business	—	(21.7)
Subtotal	256.8	267.5
Adjusted EBITDA	$530.2	$571.8	(7)%

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,
	2020	2019	2020	2019	2020	2019
	Costs of goods sold		S&A expense		Total
Restructuring costs	$3.2	$4.0	$0.1	$1.2	$3.3	$5.2
Restructuring related costs	0.3	0.7	1.2	1.2	1.5	1.9
Restructuring and related costs (non-GAAP measure)	$3.5	$4.7	$1.3	$2.4	$4.8	$7.1

	Nine Months Ended September 30,
	2020	2019	2020	2019	2020	2019
	Costs of goods sold		S&A expense		Total
Restructuring costs	$10.2	$11.3	$2.3	$4.3	$12.5	$15.6
Restructuring related costs	1.6	0.9	2.5	1.7	4.1	2.6
Restructuring and related costs (non-GAAP measure)	$11.8	$12.2	$4.8	$6.0	$16.6	$18.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Restructuring and related costs included in Cost of goods sold
Electrical	$2.2	$3.4	$7.0	$9.3
Utility Solutions	1.3	1.3	4.8	2.9
Total	$3.5	$4.7	$11.8	$12.2
Restructuring and related costs included in Selling & administrative expenses
Electrical	$0.5	$2.4	$3.5	$4.4
Utility Solutions	0.8	—	1.3	1.6
Total	$1.3	$2.4	$4.8	$6.0

Impact on income before income taxes	$4.8	$7.1	$16.6	$18.2
Impact on Net income available to Hubbell common shareholders	3.7	5.3	12.6	13.7
Impact on Diluted earnings per share	$0.07	$0.10	$0.23	$0.25

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	September 30, 2020	December 31, 2019
Total Debt	$1,458.2	$1,571.4
Total Hubbell Shareholders’ Equity	2,016.8	1,947.1
Total Capital	$3,475.0	$3,518.5
Total Debt to Total Capital	42%	45%
Less: Cash and Investments	$338.6	$251.9
Net Debt	$1,119.6	$1,319.5
Net Debt to Total Capital	32%	38%

Free Cash Flow Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$151.9	$175.5	$455.6	$385.1
Less: Capital expenditures	(16.7)	(24.9)	(51.7)	(72.6)
Free cash flow	$135.2	$150.6	$403.9	$312.5